Novell Confidential




                                   AMENDMENT 2
                                       TO
                            PRODUCT LICENSE AGREEMENT

                  Amendment 2 Effective Date: December 18, 1998

         This Amendment ("Amendment 2") amends and supplements the Product License Agreement, effective May 16, 1995, between Novell, Inc. and FileNet Corporation (the "Agreement"), as amended by Amendment 1 to the Agreement, effective June 27, 1996 ("Amendment 1"). In the event of a conflict between the Agreement and this Amendment 2, the provisions of this Amendment 2 shall control. Except as expressly amended and supplemented by this Amendment 2, the terms and conditions of the Agreement will remain in effect unchanged.

1. CONSIDERATION. Novell shall pay FileNet One Million ($1,000,000) Dollars within ten (10) days of the Amendment 2.Effective Date and receipt of invoice from FileNet.

2. Section 1 of the Agreement is hereby modified as follows. The licenses granted to Novell with respect to Visual WorkFlo are hereby terminated. Commencing on the Amendment 2 Effective Date, the licenses granted to Novell with respect to Ensemble Lite are converted to fully-paid-up and royalty-free licenses and shall be limited to use with Novell's GroupWise 5.5x product and prior versions that include Ensemble Lite as of the Amendment 2 Effective Date. Novell shall have no obligation to pay Royalties or minimum Royalties in connection with the licensing of Ensemble Lite as set forth herein.

3.   Sections II, III, IV, V and VIII of the Agreement are hereby deleted.

4. Section VI.A of the Agreement is hereby deleted and replaced with the following provision:

          Beginning upon the date of shipment of Ensemble to a customer of Novell for revenue (the "Ensemble Effective Date") and until such time as Novell has paid an additional two million dollars ($2,000,000) in Ensemble Royalties to FileNet, Novell shall pay FileNet an initial Royalty of five percent (5%) of Novell's standalone Ensemble suggested list price for standalone Ensemble and two percent (2%) of Novell's standalone Ensemble suggested list price for bundled Ensemble, or fifty percent (50%) of the minimum per copy Royalty amounts set forth in Exhibit E, whichever is higher. Thereafter, Novell shall pay FileNet a Royalty of ten percent (10%) of Novell's standalone Ensemble suggested list price for standalone Ensemble and four percent (4%) of Novell's standalone Ensemble suggested list price for bundled Ensemble, or the minimum per copy Royalty amounts set forth in Exhibit E, whichever is higher. In the case of products sold as upgrades (i.e. customers purchasing (i) a new version of standalone Ensemble for which they own a previous version of such product, or (ii) in the case of bundles, a Novell product which contains a new version of Ensemble for which they own a previous version of such Novell product), the Royalty shall be reduced to twenty percent (20%) of the Royalty applicable to Ensemble as set forth in Exhibit E.

5. Sections VI.B and VII of the Agreement shall be applicable only to Ensemble. The last sentence of Section VII.A of the Agreement is hereby deleted.

6. Section XVIII of the Agreement is hereby modified as follows. The last sentence of Section XVIII.B of the Agreement is deleted. The last sentence of Section XVIII.C of the Agreement is deleted. Section XVIII.E of the Agreement is deleted and replaced with the following:

     E. Without Cause. This Agreement may be terminated by either party without cause or penalty at any time after November 24, 1999 upon 90 days prior written notice.

7. Section XIX of the Agreement is hereby deleted and replaced in its entirety with the following:

     XIX. EFFECT OF TERMINATION. Upon termination of this Agreement, Novell shall remove the standalone and bundled Ensemble Products from its price lists. Termination of this Agreement shall not affect the licenses granted to Novell prior to termination. Upon termination of this Agreement, FileNet agrees to promptly make available and deliver at no additional charge a fully-paid-up, perpetual license to the source code for Ensemble for maintenance purposes only.

8.   Section 4 of Amendment 1 is hereby deleted.

9.   The parties  acknowledge  and agree that the rights and  obligations  under
     Section XI of the Agreement shall survive termination or expiration of the Agreement for a period of ninety (90) days.

10. Ensemble Lite Source Code and Technical Assistance. Upon FileNet's receipt of the payment specified in Section 1 of this Amendment 2, FileNet agrees to promptly make available and deliver at no additional charge a fully-paid-up, perpetual license to the source code for Ensemble Lite for maintenance purposes only. Upon delivery of such source code for Ensemble Lite to Novell, FileNet's obligations under Section XI of the Agreement shall terminate in connection with all Ensemble Products other than Ensemble.

11. General Release. Upon receipt of the payment specified in Section 1 of this Amendment 2 to FileNet by Novell of the invoice from FileNet dated December 18, 1998, the Amendment 2 Effective Date, and for other good and valuable consideration, each of Novell and FileNet releases and forever discharges, and by these presents does for itself and its successors and assigns, remise, release, and forever discharge the other party, its respective predecessors and successors and present and former officers, directors, employees, and agents and their respective heirs, administrators, executors, successors, and assigns (hereinafter collectively referred to as "Releasees") of and from all manner of actions, causes of action, suits, debts, covenants, contracts, controversies, damages, judgments, claims, and demands whatsoever in law or in equity, whether or not well founded in fact or in law and whether or not presently known to Novell and/or FileNet, which against each of the Releasees or any of them it ever had, or has as of the Amendment 2 Effective Date, including without limitation any claims arising out of or related to oral or written discussions, commitments or agreements between Novell and FileNet in connection with the Agreement, Amendment 1, and this Amendment 2, thereto except for the mutually acknowledged continuing obligations under the aforementioned Agreement, Amendment 1, and this Amendment 2.

12. SIGNATURES. When executed by both parties, this Amendment 2 shall become effective on the Amendment 2 Effective Date.


Novell, Inc.                               FileNet Corporation


Signature:        /s/                      Signature:        /s/
         ______________________________             ____________________________

Name:    Christopher Stone                 Name:    Mary K. Carringotn
         ______________________________             ____________________________

Title:   Senior Vice President             Title:   Senior Vice President
                                                    General Counsel
         ______________________________             ____________________________

Date:    December 20, 1998                 Date:    December 17, 1998